UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009

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EVOLUTION RESOURCES, INC.

(Exact name of registrant as specified in its charter)

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Nevada	7363	20-2356853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Yazoo Avenue, Clarksdale, Mississippi 38614

(Address of principal executive offices) (Zip Code)

662-624-2591

Registrant's telephone number, including area code

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

October 30, 2009, Evolution Resources, Inc. (“Evolution”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Harborview Master Fund, L.P. (“Harborview”) pursuant to which Evolution sold, and Harborview purchased, 75,000 shares of Evolution’s common stock, par value $.001 (the “Shares”). In consideration of the Shares, Harborview agreed to the following: (i) to amend the conversion price of the Series A Convertible Preferred Stock issued by Evolution to a $4.00 per share fixed conversion price and (ii) to amend the exercise price of the Warrant to Purchase Shares of Common Stock issued to Harborview on July 31, 2009 (the “Original Warrant”) to a $7.00 per share exercise price subject to adjustment except that in certain circumstances the conversion price may not be reduced below $4.00 per share (collectively, the “Amendments”).

The initial Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock was filed as an exhibit to the Form 8-K filed with Securities and Exchange Commission (the “SEC”) on June 2, 2009 and the Original Warrant was filed as an exhibit to the Form 8-K filed with the SEC on August 6, 2009.

The description of the Amendments and the terms thereof are qualified in their entirety to the full text of such agreements, which are filed as exhibits hereto.

The Shares are “restricted securities” as such term is defined by the Securities Act of 1933 (the “Securities Act”) and the transaction is exempt for securities registration pursuant to Rule 506 of Regulation D under the Securities Act.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements.

None.

(b)

Pro Forma Financial Information.

None.

(c)

Shell company transactions.

None.

(d)

Exhibits.

Exhibit No.	Description
3.1	Amendment to the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock
4.1	Amended and Restated Warrant to Purchase Shares of Common Stock issued to Harborview Master Fund, L.P. on October 30, 2009.
10.1	Stock Purchase Agreement dated as of October 30, 2009 by and between Evolution Resources, Inc. and Harborview Master Fund, L.P.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 5, 2009.

EVOLUTION RESOURCES, INC.

By:	/s/ DENNIS G. MCLAUGHLIN, III
Dennis G. McLaughlin, III Chief Executive Officer

Date:  November 5, 2009

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